Exhibit 5.1

DuMoulin Black LLP 15th Floor, 1111 West Hastings Vancouver, BC, V6E 2J3 Canada www.dumoulinblack.com Telephone No. (604) 687-1224

April 13, 2026

Alaska Silver Corp.

3573 East Sunrise Dr., Suite 233
Tucson, Arizona, USA
85718

Dear Sirs/Mesdames:

Re:	Alaska Silver Corp. (the "Company") Form S-8 Registration Statement

We have acted as local counsel in the Province of British Columbia to the Company. We understand that the Company has prepared a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), covering up to 8,473,773 subordinate voting shares of the Company (the “Shares”) comprised of: (i) 4,057,273 Shares reserved (the "Reserved Shares") for issuance upon the exercise or settlement of restricted share units, performance share units, deferred share units or stock options (collectively “Awards”) granted under the Company’s Long-Term Incentive Plan (as amended to date, the “Plan”); and (ii) 4,416,500 Shares (the "Option Shares") issuable upon the exercise of outstanding stock options of the Company (“Options”) granted pursuant to the Plan, as more fully described in the Registration Statement. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Registration Statement.

For the purposes of our opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

1.	a certificate of an officer of the Company dated April 13, 2026 (the “Officer’s Certificate”);

2.	the Registration Statement (excluding the documents incorporated by reference under Part II, Item 3 of the Registration Statement);

3.	the Notice of Articles and Articles of the Company (collectively, the "Constating Documents"); and

4.	the Plan.

Whenever our opinion refers to shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

For the purposes of our opinion below, we have relied solely on the Officer’s Certificate in respect of certain factual matters.

The opinions expressed herein are subject to the following exceptions, qualifications and assumptions:

(a)	we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any individual signing such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies or facsimiles (including scanned copies provided by email), and the authenticity of the originals of such certified or photostatic copies or facsimiles and the truth and accuracy of all corporate records of the Company and certificates of officers provided to us by the Company; and

(b)	we have assumed that, at all relevant times, the Constating Documents, the resolutions of the directors of the Company upon which we have relied and the Plan have not been or will not be varied, amended or revoked in any respect.

We are not qualified to practice law in the United States of America. We are solicitors qualified to practice law in the Province of British Columbia only and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the laws of Canada applicable therein. Our opinion herein is based on the laws of the Province of British Columbia and the laws of Canada applicable therein (and the interpretation thereof) as such laws are in effect and are construed as of the date hereof (the “Effective Date”). Our opinion herein does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.

Based and relying upon the foregoing, we are of the opinion that as at the date hereof: (i) any Reserved Shares that may become issuable pursuant to future Awards granted under the Plan; and (ii) the Option Shares issuable upon the exercise of the Options outstanding under the Plan, in each case, when issued in accordance with the terms of the Plan and any applicable award agreement, including receipt by the Company of the requisite consideration therefor, and all other conditions as required by the Plan and any applicable award agreement having been satisfied, such Reserved Shares and Option Shares will be validly issued as fully paid and non-assessable subordinate voting shares in the capital of the Company.

The above opinion is rendered solely in connection with the transactions described above and may not be used, circulated, quoted from or otherwise referred to for any other purpose without our prior written consent. Further, the above opinion is limited to the matters stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to matters of tax or as to the contents of, or the disclosure in, the Registration Statement, or whether the Registration Statement provides full, true and plain disclosure of all material facts relating to the Company within the meaning of applicable securities laws.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the United States Securities and Exchange Commission thereunder.

Yours truly,

/s/ DuMoulin Black LLP